SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) October 13, 2000
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                           Brunswick Corporation
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           (Exact name of registrant as specified in its charter)


                                  Delaware
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               (State or other jurisdiction of incorporation)


             1-1043                                      36-0848180
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    (Commission File Number)                  (IRS Employer Identification No.)


           1 North Field Court, Lake Forest, Illinois 60045-4811
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            (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (847) 735-4700
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       (Former name or former address, if changed since last report.)






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Item 5.   Other Events

    On October 13, 2000, the Company announced that it had executed a non-binding letter of intent to sell certain of its outdoor recreation businesses to K2 Inc. for a total consideration of approximately $200 million in cash, subordinated debt and convertible equity securities, subject to adjustment. Included in the transaction are certain of the assets of the Company's Zebco (North America) fishing equipment business, MotorGuide trolling motors business, Swivl-Eze marine accessories business, and Hoppe's hunting sports accessories business, as well as the stock of the Company's subsidiary comprised primarily of its Igloo coolers business. Completion of the transaction is subject to negotiation and signing of a definitive purchase and sale agreement, K2's ability to obtain financing and other closing conditions.

    The Company also announced that in the third quarter of 2000 it would record an after-tax charge for discontinued operations (related to the MotorGuide, Swivl-Eze, Hoppe's and Igloo businesses) of approximately $110 million. The charge included anticipated losses on disposition of the businesses, losses from discontinued operations for the third quarter and estimated losses for future quarters.

    In addition, the Company announced that it would take a charge against operating earnings in the third quarter of approximately $40 million after-tax to increase environmental reserves related to the cleanup of contamination from a former manufacturing facility and to account for the write-down of investments in certain Internet-related businesses.

Forward Looking Statements

    Certain statements in this Form 8-K are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this filing. These risks include, but are not limited to, the ability to dispose of the fishing, cooler, marine accessories and hunting sports accessories businesses within the time, price and manner estimated; the ability to maintain key customers during the divestiture period, and the ability of the buyers to obtain financing; shifts in market demand for the Company's products; competitive pricing pressures; inventory adjustments by major retailers; adverse domestic or foreign economic conditions; adverse weather conditions retarding sales of recreation products; the ability to complete environmental remediation efforts at the cost estimated; and imports from Asia and increased competition from Asian competitors.






















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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

   (a)  Financial Statements:  Not applicable

   (b)  Pro Forma Financial Information:  Not applicable

   (c)  Exhibits

        Exhibit No.               Document
        ----------                --------

           99.1 Restated historical financial data (unaudited) for the quarter and year-to-date periods ended March 31, 1999, June 30, 1999, September 30, 1999,
                          December 31, 1999, March 31, 2000, June 30, 2000
                          and September 30, 2000.

































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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   BRUNSWICK CORPORATION


DATE:  October 26, 2000                       By:  /s/ DUSTAN E. MCCOY
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                                            Name:  Dustan E. McCoy
                                           Title:  Vice President, Secretary
                                                   and General Counsel


























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                               EXHIBIT INDEX


        Exhibit No.               Document
        ----------                --------

           99.1 Restated historical financial data (unaudited) for the quarter and year-to-date periods ended March 31, 1999, June 30, 1999, September 30, 1999,
                          December 31, 1999, March 31, 2000, June 30, 2000
                          and September 30, 2000.